UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2012

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

910 East Hamilton Avenue
Campbell, California 95008
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 558-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders.

SIGNATURE

Item 5.07 Submission of Matters to a Vote of Security Holders.

Move, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders on June 13, 2012. Voting results for the meeting are set forth below. The voting results indicated below include the voting of the holders of the Company’s common stock. For more information on the following proposals, see the Company’s proxy statement dated April 26, 2012.

  ITEM 1. The following five (5) nominees to the Board of Directors were elected, by a plurality of the votes cast, to serve as directors of the Company until the Annual Meeting of Stockholders to be held in 2013 and until his/her successor is elected and qualified, with the specific voting results being as follows:
			BROKER
DIRECTOR	FOR	WITHHELD	NON-VOTES
Joe F. Hanauer	26,213,281	1,204,470	4,921,078
Steven H. Berkowitz	27,012,688	405,063	4,921,078
Kenneth K. Klein	27,007,897	409,854	4,921,078
V. Paul Unruh	27,039,080	378,671	4,921,078
Bruce G. Willison	26,251,752	1,165,999	4,921,078

  ITEM 2. A majority of the votes cast at the meeting were voted in favor of the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2012, with the specific voting results being as follows:
FOR	32,229,470
AGAINST	101,669
ABSTAIN	7,690
BROKER NON-VOTES	-- 0--

  ITEM 3. A majority of the votes cast at the meeting were voted in favor of the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, with the specific voting results being as follows:
FOR	20,896,782
AGAINST	6,502,947
ABSTAIN	18,022
BROKER NON-VOTES	4,921,078

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: June 15, 2012
	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel and Secretary